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                                                                  Exhibit No. 16


 May 17, 2001


 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

 Commissioners:

 We have read the statements made by Rudolph Technologies, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated April 20, 2001. We agree with the statements concerning our Firm in such Form 8-K/A.

 Very truly yours,

 /s/ PricewaterhouseCoopers LLP

 PricewaterhouseCoopers LLP
 Florham Park, New Jersey